Exhibit T-1.7



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                             ----------------------

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)

                             ----------------------

                    U.S. TRUST COMPANY, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)


                                                      95-4311476
                                                     (I.R.S. employer
                                                      Identification No.)

 515 South Flower Street, Suite 2700
 Los Angeles, CA                                      90071
(Address of principal                                (Zip Code)
 executive offices)

                                   DWIGHT LIU
                       515 South Flower Street, Suite 2700
                          Los Angeles, California 90071
                                 (213) 861-5000

  (Name, address, including zip code and telephone number of agent for service)

                             ----------------------

                         GOLDEN NORTHWEST ALUMINUM, INC.
               (Exact name of obligor as specified in its charter)

                OREGON                                      93-1249606
     (State or other jurisdiction                        (I.R.S. Employer
  of incorporation or organization)                     Identification No.)

                              3313 W. Second Street
                            The Dalles, Oregon 97058
                 (Address of principal chief executive offices)


                           Northwest Aluminum Company
                      Northwest Aluminum Specialties, Inc.
                      Northwest Aluminum Technologies, LLC
                           Goldendale Holding Company
                           Goldendale Aluminum Company
            (Exact name of guarantors as specified in their charters)


                Oregon                                   93-0905834
                Oregon                                   93-1019176
              Washington                                 93-1196863
               Delaware                                  91-1785763
               Delaware                                  91-1380241
    (State or other jurisdiction of                   (I.R.S. Employer
    incorporation or organization)                   Identification No.)


                        12% First Mortgage Notes due 2006
                         (Title of indenture securities)

     GENERAL


1.   General Information.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of the Currency
          490 L'Enfant Plaza East, S.W.
          Washington, D.C.  20219

          Federal Deposit Insurance Corporation
          550 17th Street, N.W.
          Washington, D.C.  20429

          Federal Reserve Bank (12th District)
          San Francisco, California

     (b)  Whether it is authorized to exercise corporate trust powers.

     The trustee is authorized to exercise corporate trust powers.

2.   Affiliations with the Obligor

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15.

     The obligor currently is not in default under any of its outstanding securities for which U.S. Trust Company, National Association is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15
of Form T-1 are not required under General Instruction B.

16.  List of Exhibits

     T-1.1 - A copy of the Articles of Association of U.S. Trust Company, National Association currently in effect; incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 333-59485.

     T-1.2 - A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association, incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 33-33031.

     T-1.3 -A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or (2) above, incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 33-33031.

     T-1.4 - A copy of the By-Laws of U.S. Trust Company, National Association, as amended to date; incorporated by reference to Exhibit T-1.4 filed with Form T-1 Statement, Registration No. 33-54136.

     T-1.6 - The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939; incorporated herein by reference to Exhibit T-1.6 filed with Form T-1 Statement, Registration No. 33-33031.

     T-1.7 - A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority

     T-1.8 - Not applicable.

     T-1.9 - Not applicable.

NOTE
----

As of April 7, 1999, the Trustee had 20,000 shares of Capital Stock outstanding, all of which are owned by U.S. Trust Corporation.

The responses to Items 2, 5, 6, 7, 8, 9, 10, 11 and 14 set forth the information requested as though U. S. Trust Company, National Association and U.S. Trust Corporation were the "trustee."

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                             ----------------------

Pursuant to the requirements of the Trust Indenture of Act of 1939, the trustee, U.S. Trust Company, National Association, a corporation organized and existing under the laws of the State of California, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 7th day of April 1999.

                                       U.S. TRUST COMPANY, NATIONAL ASSOCIATION
                                       Trustee



                                       By: SANDEE PARKS
                                           -------------------------------------
                                           Sandee Parks
                                           Authorized Signatory

U.S. Trust Company, N.A.               Call Date:  12/31/98    ST-BK:  06-0784     FFIEC 033
515 South Flower Street, Suite 2700    Vendor ID:  D           Cert #: 33332       Page RC-1
Los Angeles, CA 90071                    Transit   12204024

                                                                                   ---------
                                                                                   |   9   |
                                                                                   ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet

                                                                                                      C200
                                                                                          Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------------------
ASSETS                                                                                                 RCON
1.  Cash and balances due from depository institutions (from Schedule RC-A)                            ----
    a.   Noninterest-bearing balances and currency and coin (1)_________________   _______   _______   0081    10,239   1.a
    b.   Interest bearing balances (2)__________________________________________   _______   _______   0071       199   1.b
2.  Securities:
    a.   Held-to-maturity securities (from Schedule RC-B, column A)_____________   _______   _______   1754         0   2.a
    b.   Available-for-sale securities (from Schedule RC-B, column D)___________   _______   _______   1773   167,359   2.b
3.  Federal funds sold and securities purchased under agreements to resell______   _______   _______   1350    65,000   3.
                                                                                      RCON
4.  Loans and lease financing receivables:                                            ----
    a.   Loans and leases, net of unearned income (from Schedule RC-C)__________      2122    60,536                    4.a
    b.   LESS:  Allowance for loan and lease losses_____________________________      3123       979                    4.b
    c.   LESS:  Allocated transfer risk reserve_________________________________      3128         0                    4.c
                                                                                                       RCON
    d.   Loans and leases, net of unearned income, allowance, and reserve                              ----
         (item 4.a minus 4.b and 4.c)___________________________________________   _______   _______   2125    59,557   4.d
5.  Trading assets______________________________________________________________   _______   _______   3545         0   5.
6.  Premises and fixed assets (including capitalized leases)____________________   _______   _______   2145     9,041   6.
7.  Other real estate owned (from Schedule RC-M)________________________________   _______   _______   2150         0   7.
8.  Investments in unconsolidated subsidiaries and associated companies
    (from Schedule RC-M)________________________________________________________   _______   _______   2130         0   8.
9   Customers' liability to this bank on acceptances outstanding________________   _______   _______   2155         0   9.
10. Intangible assets (from Schedule RC-M)______________________________________   _______   _______   2143    30,166   10.
11. Other assets (from Schedule RC-F)___________________________________________   _______   _______   2160     6,802   11.
12. Total assets (sum of items 1 through 11)____________________________________   _______   _______   2170   348,363   12.

--------------

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

U.S. Trust Company, N.A.               Call Date:  12/31/98    ST-BK:  06-0784     FFIEC 033
515 South Flower Street, Suite 2700    Vendor ID:  D           Cert #: 33332       Page RC-2
Los Angeles, CA 90071                    Transit   12204024

                                                                                   ---------
                                                                                   |   10  |
                                                                                   ---------

Schedule RC - Continued

                                                                                          Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13. Deposits:                                                                                          RCON
    a.   In domestic offices (sum of totals of columns A and C from                                    ----
         Schedule RC-E)_________________________________________________________                       2200   291,235   13.a
                                                                                      RCON
                                                                                      ----
         (1)  Noninterest-bearing (1)___________________________________________      6631    84,867                    13.a.1
         (2)  Interest-bearing__________________________________________________      6636   206,368
    b.   In foreign offices, Edge and Agreement subsidiaries, and IBFs
         (1)  Noninterest-bearing_______________________________________________
         (2)  Interest-bearing__________________________________________________
                                                                                                       RCON
14. Federal funds purchased (2) and securities sold under agreements to                                ----
    repurchase:_________________________________________________________________                       2800         0   14
15. a.   Demand notes issued to the U.S. Treasury_______________________________   _______   _______   2840         0   15.a
    b.   Trading liabilities____________________________________________________   _______   _______   3548         0   15.b
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
    a.   With a remaining maturity of one year or less__________________________   _______   _______   2332         0   16.a
    b.   With a remaining maturity of more than one year through three
         years__________________________________________________________________   _______   _______   A547         0   16.b
    c.   With a remaining maturity of more than three years_____________________   _______   _______   A548         0   16.c
17. Not applicable
18. Bank's liability on acceptances executed and outstanding____________________   _______   _______   2920         0   18.
19. Subordinated notes and debentures___________________________________________   _______   _______   3200         0   19.
20. Other liabilities (from Schedule RC-G)______________________________________   _______   _______   2930     9,492   20.
21. Total liabilities (sum of items 13 through 20)______________________________   _______   _______   2948   300,727   21.
22. Not applicable

EQUITY CAPITAL
23. Perpetual preferred stock and related surplus_______________________________   _______   _______   3838     5,000   23.
24. Common stock________________________________________________________________   _______   _______   3230     2,000   24.
25. Surplus (exclude all surplus related to preferred stock)____________________   _______   _______   3839    25,004   25.
26. a.  Undivided profits and capital reserves__________________________________   _______   _______   3632    14,703   26.a
    b.  Net unrealized holding gains (losses) on available-for-sale securities__   _______   _______   8434       929   26.b
27. Cumulative foreign currency translation adjustments_________________________
28. a.  Total equity capital (sum of items 23 through 27)_______________________   _______   _______   3210    47,636   28.
29. Total liabilities and equity capital (sum of items 21 and 28)_______________   _______   _______   3300   348,363   29.

Memorandum
    To be reported only with the March Report of Condition.

1.  Indicate in the box at the right the number of the statement below                                 RCON
    that best describes the most comprehensive level of auditing work                                  ----
    performed for the bank by independent external auditors as of any                                  6724       N/A   M.1
    date during 1997______________________________________________________________________

1 = Independent audit of the bank conducted in accordance         4 = Directors' examination of the bank performed by other
    with generally accepted auditing standards by certified           external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank         authority)
2 = Independent audit of the bank's parent holding company        5 = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing          auditors
    standards by a certified public accounting firm which         6 = Compilation of the bank's financial statements by
    submits a report on the consolidated holding company (but         external auditors
    not on the bank separately)                                   7 = Other audit procedures (excluding tax preparation
3 = Directors' examination of the bank conducted in accordance        work)
    with generally accepted auditing standards by a certified     8 = No external audit work
    public accounting firm (may be required by state chartering authority)

--------------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)  Includes limited life preferred stock and related surplus.